Exhibit 10.471

ASSIGNMENT AND ASSUMPTION

OF AGREEMENT TO ADMIT PARTNERS

This ASSIGNMENT AND ASSUMPTION OF AGREEMENT TO ADMIT PARTNERS (this “Assignment”) is made and entered into this 22nd day of December, 2004 by Inland Real Estate Acquisitions, Inc., an Illinois Corporation, (“Assignor”), and Western Town Square Ventures LP, L.L.C., a Delaware limited liability company and Western Town Square Ventures GP, L.L.C., a Delaware limited liability company, (“Assignees”).

RECITALS

A.                                   C&S Southlake Capital Partners I, L.P., a Texas limited partnership (the “Partnership”), Cooper & Stebbins, L.P., a Texas limited partnership and CS Southlake, L.L.C., a Texas limited liability company (the “Existing Partners”), and Assignor have previously entered into that certain Agreement to Admit Partner dated as of November 5, 2004 (the “Agreement”), relating to the sale of a certain retail property commonly known as Southlake Town Square located in Southlake, Texas.

B.                                     Assignor desires to assign its interest in and to the Agreement to Assignees upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the receipt of ten and 00/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignees to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, the parties hereby agree as follows:

1.                                       Recitals.  The foregoing recitals are, by this reference, incorporated into the body of this Assignment as if the same had been set forth in the body hereof in their entirety.

2.                                       Assignment and Assumption.  Assignor hereby assigns, conveys, transfers, and sets over to Assignees all of Assignor’s right, title, and interest in and to the Agreement. Assignees hereby accept the foregoing Assignment and assumes, and agrees to perform, all duties, obligations, liabilities, indemnities, covenants, and agreements of Assignor set forth in the Agreement.

3.                                       Counterparts.  This document may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which must constitute one instrument and shall be binding and effective when all parties hereto have executed at least one counterpart.

4.                                       Successors.  This Assignment shall be binding upon and for the benefit of the parties hereto and their respective Successors and Assigns.

IN WITNESS WHEREOF, Assignor and Assignees have caused this Assignment to be executed as of the day and year first written above.

ASSIGNOR:

INLAND REAL ESTATE ACQUISITIONS, INC.,

An Illinois Corporation

By:	/s/ Joseph Cosenza
Name:	Joseph Cosenza
Title:	President

ASSIGNEES:

Western Town Square Ventures GP, L.L.C., a Delaware

limited liability company, its general partner

By:	Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Valerie Medina
	Name:	Valerie Medina
	Title:	Asst. Secretary

Western Town Square Ventures LP, L.L.C., a Delaware

limited liability company, its general partner

By:	Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Valerie Medina
	Name:	Valerie Medina
	Title:	Asst. Secretary